UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WORKHORSE GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Workhorse Group Inc.

3600 Park 42 Drive, Suite 160E

Sharonville, Ohio 45241

(888) 646-5205

April 21, 2023

Re:	Workhorse Group Inc. Proxy Statement for the Annual Meeting of Stockholders to be held May 2, 2023

To the Stockholders of Workhorse Group Inc.:

On March 23, 2023, we filed our definitive proxy statement (the “Proxy Statement”) for our upcoming Annual Meeting of Stockholders to be held on May 2, 2023 (the “Annual Meeting”) with the Securities and Exchange Commission (the “SEC”), and provided access to our proxy materials, including our Proxy Statement, the proxy card and our 2022 Annual Report on Form 10-K, over the Internet.

Proposal No. 3 in the Proxy Statement relates to our proposal to approve our 2023 Long-Term Incentive Plan (the “Plan”), which would increase the number of shares of our common stock available for the grant of awards under the Plan to a total of 5,000,000 shares, representing an increase of approximately 4,991,289 shares from the combined number of shares available for issuance under prior long-term incentive plans.

We are filing additional proxy materials with the SEC and making them available to our stockholders for the purpose of addressing concerns regarding the estimated cost of the Plan. In addressing such concerns, we first note that, equity compensation has significantly contributed to our ability to attract and retain qualified personnel, and it is important that we remain able to utilize these equity compensation vehicles in the future.

After careful consideration, our Board of Directors has determined to revise Proposal No. 3 to reduce the number of shares available under the plan from 5,000,000 to 4,500,000. As a result, if Proposal No. 3 is approved at the Annual Meeting, the number of shares available for issuance under the Plan would represent an increase of 4,491,289 shares from the combined number of shares available for issuance under prior long-term incentive plans. A copy of the Plan, as so amended, is attached to our additional proxy materials as Appendix A and replaces the copy of the Plan attached as Appendix A to our Proxy Statement.

No other changes were made to Proposal No. 3 or any other proposals contemplated by our Proxy Statement and the proxy card for the Annual Meeting as filed with the SEC and previously delivered or otherwise made available to our stockholders of record as of March 6, 2023.

In addition, Proposal No. 1 in the Proxy Statement relates to the election of eight director nominees identified in the Proxy Statement. We are filing additional proxy materials with the SEC and making them available to our stockholders for the purpose of clarifying that Mr. Miller attended all meetings of our Board of Directors in 2022 that occurred after his election to the Board of Directors at last year’s annual meeting held on May 3, 2022.

If you have already returned your proxy card or voted over the Internet or by telephone, you do not need to vote again unless you wish to change your vote. Your vote will be tabulated as you instructed. If you have not yet voted, please do so as soon as possible by following the instructions set forth in the Proxy Statement. If you have already returned your proxy card or already voted over the Internet or by telephone and wish to change your vote in view of the supplemental information contained herein, you may do so by following the instructions below. You may vote on all the proposals by submitting a proxy card or submitting a proxy via the Internet or by telephone by following the procedures previously sent to you. Votes already cast by stockholders will remain valid and will be voted at the 2023 Annual Meeting unless changed or revoked.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EIGHT DIRECTOR NOMINEES IN PROPOSAL NO. 1 AND “FOR” APPROVAL OF PROPOSAL NO. 3.

Your vote is important. Please carefully consider the information included in our definitive proxy statement, as well as matters discussed in the additional proxy materials, and vote in favor of the proposals included in the definitive proxy statement, including in favor of electing all director nominees in Proposal No. 1 and in favor of Proposal No. 3 relating to the Plan (reflecting the amendments discussed in the additional proxy materials).

Our definitive proxy statement, including these additional proxy materials, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available free of charge at www.proxyvote.com or www.workhorse.com.

By Order of the Board of Directors,

Raymond J. Chess

Chairman of the Board of Directors

April 21, 2023

SUPPLEMENTAL INFORMATION REGARDING PROPOSAL NO. 3: TO APPROVE THE WORKHORSE GROUP INC. 2023 LONG-TERM INCENTIVE PLAN

Background Regarding the Plan

As described in Proposal No. 3 of the Proxy Statement, we are requesting that our stockholders approve the Company’s 2023 Long-Term Incentive Plan. The purpose of the Plan is to enable the Company to (i) attract and retain directors, executives, employees, and consultants and reward them for making major contributions to the success of the Company, (ii) promote the long-term success of the Company and our affiliates, and (iii) further align Plan participants’ interests with those of the Company’s other stockholders and thereby promote the growth in value of the Company’s equity and enhancement of long-term stockholder return.

These objectives are accomplished by making long-term incentive awards under the Plan, thereby providing participants with a proprietary interest in the growth and performance of the Company. Our Board of Directors believes this type of compensation is critical to our ability to attract and retain highly qualified individuals and otherwise attain our goals, while also aligning these individuals’ interests with those of our stockholders. However, our Board of Directors does not believe we have sufficient shares available for future delivery under the prior long-term incentive plans to accomplish these purposes. Accordingly, we are seeking approval of the Plan in order to have shares available to issue equity awards to appropriately retain and incentivize our employees.

We recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. In response to concerns about the cost of the Plan and to increase the likelihood that our stockholders will vote in favor of and approve the Plan, our Board of Directors approved an amendment to the Plan to reduce the number of shares of our common stock reserved for issuance under the Plan by 500,000 shares, from 5,000,000 shares to 4,500,000 shares. Accordingly, subject to adjustment as provided in the Plan, the maximum number of shares of our common stock to be authorized for issuance under the Plan, as amended, is 4,500,000 shares. The overall share reserve reduction reduces the potential dilutive impact of the Plan and the overall cost of the Plan. The Board of Directors made no other changes to the Plan. A copy of the Plan, as so amended, is attached to these additional proxy materials as Appendix A and replaces the copy of the Plan attached as Appendix A to our definitive proxy statement.

Reasons Why You Should Vote in Favor of the Plan

The Board of Directors recommends a vote “FOR” approval of the Plan because the Board of Directors believes the proposed Plan is in the best interests of the Company and our stockholders for the following reasons:

●	Allows us to attract and retain talent. Talented, motivated, and effective employees and non-employee directors are essential to executing our business strategies. Stock-based compensation has been an important component of total compensation for our executive officers and key employees for many years because such compensation enables us to effectively recruit and retain qualified individuals while encouraging them to think and act like owners of the Company. If our stockholders approve the proposed Plan, we believe the additional shares will allow us to maintain our ability to offer competitive compensation packages to both attract new talent and retain our best performers.

●	Promotes long-term success of the Company consistent with our pay-for-performance compensation philosophy to increase stockholder value. We use incentive compensation both to reinforce desired business results for our key employees and to motivate them to achieve those results. Adding shares to the Plan is consistent with our compensation philosophy and will enable us to continue to use stock-based incentives as part of our executive compensation strategy.

●	Aligns director, employee, and stockholder interests. We currently provide long-term incentives primarily in the form of restricted stock awards to our non-employee directors and in the forms of restricted stock and performance unit awards to our executives and certain key employees. We believe our stock-based compensation programs, along with our stock ownership and retention guidelines, help align the interests of our non-employee directors and employees with those of our stockholders. We believe our long-term stock-based incentives help promote long-term retention of our employees and encourage significant ownership of our common stock. If the Plan is approved, we will be better able to maintain these important means of aligning the interests of our non-employee directors and employees with those of our stockholders.

SUPPLEMENTAL INFORMATION REGARDING PROPOSAL NO. 1: TO ELECT THE EIGHT DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

As described in Proposal No.1, we are asking stockholders to elect eight director nominees named in the Proxy Statement. In the Proxy Statement, we disclosed that each director, except Mr. Miller, who was elected by stockholders in May 2022, attended at least 75% of the meetings held by our Board of Directors and by the committees on which such directors served in 2022. To increase the likelihood that our stockholders will vote in favor of the election of Mr. Miller, we seek to clarify Mr. Miller’s attendance at meetings of the Board of Directors and its committees.

Since his election on May 3, 2022 and through the end of 2022, Mr. Miller attended all meetings of the Board of Directors and the committees on which he served and, accordingly, attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

How to Vote or Change Your Vote

We are holding our Annual Meeting virtually again this year. You or your proxyholder will be able to attend the Annual Meeting online, vote and submit questions by visiting www.virtualshareholdermeeting.com/WKHS2023 and using the 16-digit control number included on your notice card, on your proxy card or in the voting instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website. We encourage you to vote your shares prior to the Annual Meeting.

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K to stockholders, by providing access to these documents on the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.

If your shares are held through a broker, bank, or other nominee (held in “street name”), you will receive instructions from the entity holding your stock that you must follow in order to have your shares voted. If you want to vote your shares online at the Annual Meeting, you must obtain a legal proxy from the entity holding your shares and submit a ballot virtually at the Meeting.

If you hold shares in your own name as a holder of record with our transfer agent, Empire Stock Transfer, Inc., you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability (“Notice Card”) or the proxy card (if printed materials were requested).

Stockholders may vote their shares in any of the following ways:

●	Via the Internet: You may vote by proxy via the Internet by following the instructions provided on your proxy card;

●	By Mail: You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided; or

●	Online at the Annual Meeting: You can vote at the meeting at www.virtualshareholdermeeting.com/ WKHS2023.

A proxy submitted by mail that is properly executed and timely returned to the Company that is not revoked prior to the Annual Meeting will be voted in accordance with your instructions. If no instructions are given with respect to the proposal to be voted upon at the Annual Meeting, proxies will be voted in accordance with the recommendations of our Board of Directors on such proposals. You may revoke your proxy at any time until exercised by giving written notice to the General Counsel of our Company, by submitting a ballot virtually at the Annual Meeting, or by timely submitting a later-dated proxy by mail or internet.

If you hold shares in your own name as a holder of record with our transfer agent, Empire Stock Transfer, Inc., have voted and would like to revoke your proxy and change your vote, you can do so:

●	Via the Internet: You may vote by proxy via the Internet by following the instructions provided on your proxy card;

●	By Mail: You may vote by completing, signing, dating with a later date and returning your proxy card in the pre-addressed, postage-paid envelope provided;

●	Online at the Annual Meeting: You may attend the Annual Meeting virtually as described above and re-cast your vote by following the instructions for voting available on the meeting website; or

●	By Written Revocation: by sending a written document revoking your earlier proxy (which must be received prior to the Annual Meeting) to our General Counsel at 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241;

provided, however, that if your shares are held in street name by a broker or other nominee, you must contact your broker or such other nominee to revoke your prior proxy and change your vote.

Only stockholders of record at the close of business on March 6, 2023 or their proxy holders may vote at our Annual Meeting.

Board Recommendation

Our Board of Directors recommends that you vote FOR the election of eight director nominees named in the Proxy Statement described in Proposal No.1 and FOR the approval of the Plan described in Proposal No. 3 as amended and supplemented hereby.

Our definitive proxy statement, including these additional proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission, are available free of charge at www.proxyvote.com or www.workhorse.com.

Appendix A

Workhorse Group Inc.

2023 Long-Term Incentive Plan

(As proposed to be Amended)

WORKHORSE GROUP INC.
2023 LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective as of May 2, 2023)

1. History and Purpose. Workhorse Group Inc. (the “Company”) established the Workhorse Group Inc. 2023 Long-Term Incentive Plan (the “Plan”) to (a) attract and retain directors, executives, employees, and consultants and reward them for making major contributions to the success of the Company, (b) promote the long-term success of the Company and its Affiliates, and (c) further align Participants’ interests with those of the Company’s other stockholders and thereby promote the growth in value of the Company’s equity and enhancement of long-term shareholder return. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company. The Company determined that it was appropriate to make certain changes to the Plan prior to approval of the Plan by its stockholders and such changes are reflected in this amended and restated Plan document. The Plan, as amended and restated as set forth herein, will be effective as of the date on which it is approved by the Company’s stockholders (and is conditioned on such approval), which date will be the “Effective Date” of the Plan as set forth herein.

2. Definitions. As used in this Plan, the following capitalized terms will have the meanings set forth or referenced below.

(a)	“Affiliate” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(b)	“Award” means the grant of any Option, SAR, Full Value Award or other benefit granted singly, in combination, or in tandem, to an Eligible Person pursuant to such terms, conditions and limitations as the Committee may establish in accordance with the terms of the Plan.

(c)	“Award Agreement” means an agreement, in the form specified by the Committee, between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an Award Agreement agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. Any such document is an Award Agreement regardless of whether any Participant signature is required.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cause” means, with respect to a Participant, the Participant’s:

(i)	substantial failure to perform his or her duties or to follow the lawful written directions of the Company’s Chief Executive Officer or Board (other than any such failure resulting from incapacity due to physical or mental illness);

(ii)	engagement in willful misconduct or incompetence that is materially detrimental to the Company or any of its Affiliates;

(iii)	failure to comply with any agreement to which he or she is a party with the Company or any of its Affiliates, including any invention assignment and confidentiality agreement or noncompete agreement, the Company’s insider trading policy, or any other policies of the Company where non-compliance would be materially detrimental to the Company or any of its Affiliates; or

(iv)	conviction of, or plea of guilty or nolo contendre to, a felony or crime involving moral turpitude (excluding drunk driving unless combined with aggravating circumstances or offenses), or commission of any embezzlement, misappropriation, or fraud, whether or not related to the Participant’s employment or service with the Company or any of its Affiliates.

(f)	“Change in Control” means any of the following events (but no event other than one of the following events):

(i)	any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (A) the outstanding shares of Stock, or (B) the combined voting power of the Company’s outstanding securities;

(ii)	the Company is a party to a merger or consolidation or a series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)	the sale or disposition of all or substantially all of the Company’s assets, or consummation of any transaction, or series of related transactions, having similar effect (other than to a subsidiary of the Company).

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)	“Committee” means, so long as the Company is subject to Section 16 of the Exchange Act, the committee selected by the Board and consisting of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 and comprised of persons who are independent for purposes of applicable securities exchange listing requirements. In the event a committee is selected, until said committee is removed by the Board or unless said committee no longer exists or does not satisfy the foregoing requirements or for other reasons determined by the Board, the Company’s Human Capital Management and Compensation Committee will be the Committee for purposes of this Plan. For any reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that only members of the Board who are independent directors will take action pursuant to this sentence with respect to grants to employees.

(i)	“Company” is defined in Section 1.

(j)	“Disability” means, with respect to a Participant, the date on which Participant becomes disabled within the meaning of Code Section 22(e)(3).

(k)	“Effective Date” is defined in Section 1.

(l)	“Eligible Person” means any employee of the Company or an Affiliate, any consultant or other person providing services to the Company or an Affiliate and any member of the Board; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or a Subsidiary. A consultant will be an Eligible Person if the person is not an employee or director of the Company or an Affiliate and is engaged to render services to the Company or any of its Affiliates.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n)	“Exercise Price” means, with respect to an Option or SAR granted under the Plan, the price per share established by the Committee or determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price will not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). In the case of the grant of an Incentive Stock Option to a Ten Percent Stockholder, the Exercise Price will be not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant.

(o)	“Expiration Date” is defined in subsection 6(f).

(p)	“Fair Market Value” of a share of Stock as of any date means the fair market value as determined in good faith by the Board or Committee. Unless otherwise required by any applicable provision of the Code or any regulations issued thereunder or as determined by the Committee, for the purposes of determining the Exercise Price of an Option or SAR, “Fair Market Value” of a share of Stock as of any date will mean (i) if the Stock is listed on a national securities exchange, the closing price of the Stock on the principal trading market for the Stock on such date, as reported by the exchange (or on the last preceding trading date if such Stock was not traded on such date); (ii) if the Stock is not listed on a national securities exchange, but is traded in the over-the-counter market, the average of the bid and asked prices on such date, as reported by the OTC Bulletin Board or the OTC Markets Inc. or similar publisher of such quotations; and (iii) if the Fair Market Value of the Stock cannot be determined pursuant to paragraph (i) or (ii) above or if there is no or limited trading volume or limited liquidity in the Stock as determined by the Board in its sole discretion, the Fair Market Value will be determined by the Board, which determination will be conclusive and binding.

(q)	“Full Value Award” means the grant of one or more shares of Stock or a right to receive one or more shares of Stock (or cash based on the value of Stock) in the future (including restricted stock, restricted stock units, performance shares, and performance units).

(r)	“Good Reason” means the occurrence of any of the following conditions that occur without the Participant’s written consent:

(i)	a reduction in the Participant’s base compensation or target cash bonus opportunity as a percentage of base salary of more than ten percent (10%) from the base compensation or target cash bonus opportunity in effect immediately prior to a Change in Control;

(ii)	a material reduction in the Participant’s overall compensation and benefits package from that in effect immediately prior to a Change in Control;

(iii)	a material breach by the Company or any of its Affiliates of any employment or service agreement with the Participant;

(iv)	a material adverse change in the Participant’s authority, duties or responsibilities (other than temporarily while the Participant is physically or mentally incapacitated or as required by applicable law) from those applicable immediately prior to a Change in Control, taking into account the Company’s size, status as a public company, and capitalization immediately prior to the Change in Control, other than a change to a position that is a Substantial Functional Equivalent; or

(v)	a change in the Participant’s principal place of employment that is greater than seventy five (75) miles from the Participant’s principal place of employment immediately prior to the Change in Control.

A Qualifying Termination will not occur as a result of Good Reason unless, within ninety (90) days following the occurrence of any of the foregoing events, the Participant notifies the Company of the specific event that forms the basis for the Participant’s belief that Good Reason exists, the event is not cured within thirty (30) days after receipt of such notice, and the Participant’s Termination Date occurs at the end of such thirty (30) day cure period.

(s)	“Incentive Stock Option means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).

(t)	“Nonstatutory Stock Option” means an Option that is not intended to be or that does not (or to the extent that it does not) satisfy the requirements of an Incentive Stock Option.

(u)	“Option” means an Award under the Plan that entitles Participant to purchase shares of Stock at the Exercise Price established by the Committee. Any Option granted under the Plan may be either an Incentive Stock Option or a Nonstatutory Stock Option as determined in the discretion of the Committee. Notwithstanding the foregoing, an Option will be deemed to be a Nonstatutory Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option and/or to the extent that it does not otherwise satisfy the requirements for an Incentive Stock Option.

(v)	“Outside Director” means a director of the Company who is not an officer or employee of the Company or any of its Affiliates.

(w)	“Participant” means an Eligible Person to whom an Award has been granted under the Plan.

(x)	“Plan” means the Workhorse Group Inc. 2023 Long-Term Incentive Plan, as amended from time to time.

(y)	“Prior Plans” means the Workhorse Group Inc. 2017 Incentive Stock Plan and the Workhorse Group Inc. 2019 Stock Incentive Plan, each as amended from time to time.

(z)	“Qualifying Termination” means a Participant’s Termination Date that occurs by reason of (i) termination by the Company or any of its Affiliates (or a successor thereto) without Cause or (ii) termination by the Participant for Good Reason.

(aa)	“Recycled Shares” is defined in subsection 5(c).

(bb)	“Replacement Award” is defined in Section 8(c).

(cc)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

(dd)	“SAR” means an Award under the Plan that entitles the Participant to receive, in cash or shares of Stock, value equal to the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise over (ii) the Exercise Price of the SAR established by the Committee.

(ee)	“Stock” means the common stock of the Company.

(ff)	“Subsidiary” means a subsidiary corporation within the meaning of Code Section 424(f).

(gg)	“Substantial Functional Equivalent” means a position that:

(i)	is in a substantive area of the Participant’s competence (e.g., financial or executive management) and is not materially different from the position held by the Participant immediately prior to the Change in Control;

(ii)	allows the Participant to serve in a role and perform duties functionally equivalent to those performed immediately prior to the Change in Control; and

(iii)	does not otherwise constitute a material adverse change in authority, title, status, responsibilities or duties from those of the Participant immediately prior to the Change in Control, causing the Participant to be of materially lesser rank or responsibility, including a material adverse change in the Participant’s reporting responsibilities from those in effect immediately prior to the Change in Control.

(hh)	“Substitute Award” means an Award granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. In no event will the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under the provisions of subsection 6(e).

(ii)	“Ten Percent Stockholder” means a person who, as of the date an Incentive Stock Option is granted, owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and its Subsidiaries.

(jj)	“Termination Date” means, with respect to any Participant, the date on which Participant both ceases to be an employee of the Company and its Affiliates and ceases to perform material services for the Company and its Affiliates (whether as a director or otherwise), regardless of the reason for the cessation; provided, however, that a Participant’s “Termination Date” will not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or an Affiliate which was the recipient of Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means date on which the Outside Director’s service as a director terminates for any reason.

3. Participation. Subject to the terms and conditions of the Plan, the Committee will determine and designate, from time to time, from among the Eligible Persons those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

4. Administration.

(a)	Administration. The authority to control and manage the operation and administration of the Plan will be vested in the Committee. Notwithstanding the foregoing, in no event will the Committee’s duties under the Plan exceed the duties of the Committee in the applicable charter documents and, to the extent that the Plan provides for allocation to the Committee of duties that exceed such authority, the actions of the Committee under the Plan will be taken by the Board.

(b)	Powers of Committee. The Committee’s administration of the Plan will be subject to the following:

(i)	Subject to the terms and conditions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who will receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares of Stock or other amounts covered by the Awards, to establish the terms, conditions, performance measures and targets, restrictions and other provisions of such Awards, to cancel or suspend Awards, modify the terms of, reissue or repurchase Awards, and accelerate the exercisability or vesting of any Award. Without limiting the generality of the foregoing, unless an agreement with a Participant specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time if Participant is not in compliance with all applicable provisions of the Award Agreement and/or the Plan.

(ii)	Subject to the terms and conditions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(iii)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(iv)	In controlling and managing the operation and administration of the Plan, the Committee will take action in a manner that conforms to the articles of incorporation and by-laws of the Company, and applicable state corporate law.

(c)	Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(d)	Information to be Furnished to Committee. The Company and Affiliates will furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Affiliates as to an individual’s employment or service, termination of employment or service, leave of absence, reemployment or recommencement of service and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(e)	Limitation on Liability and Indemnification of Committee. No member or authorized delegate of the Committee will be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor will the Company or any Affiliate be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Affiliate. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, will be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification will not duplicate but may supplement any coverage available under any applicable insurance.

5. Shares Reserved and Limitations.

(a)	Authorized Stock. Stock subject to Awards will be shares of Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Stock purchased in the open market or in private transactions.

(b)	Maximum Number of Shares. Subject to the terms and conditions of the Plan, including the following provisions of this Section 5, the total number of shares of Stock which may be delivered with respect to Awards under the Plan will be equal to 4,500,000. Shares of Stock covered by an Award will only be counted as used to the extent that they are actually used. A share of Stock issued in connection with any Award under the Plan will reduce the total number of shares of Common Stock available for issuance under the Plan by one. Shares of Stock covered by an Award will only be counted as used to the extent that they are actually used.

(c)	Reuse of Shares. Notwithstanding the provisions of Section 5(b) but subject to the other terms and conditions of the Plan:

(i)	Any shares of Stock (A) that are subject to Awards granted under the Plan or (B) that are subject to awards that were granted under the Prior Plans and that are outstanding on the Effective Date, in any case that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, or that are settled in cash (the shares described in subparagraphs (A) and (B) are collectively referred to as “Recycled Shares”) will again be available for grant under the Plan and will be added back to the shares reserved for issuance under the Plan on a one for one basis.

(ii)	The following shares of Stock may not be treated as Recycled Shares and may not again be made available for issuance as Awards under the Plan pursuant to this subsection 5(c): (A) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR; (B) shares of Common Stock tendered or withheld to pay the Exercise Price of an Option or withholding taxes relating to an outstanding Award; (C) shares of Stock repurchased on the open market with the proceeds of the Exercise Price of an Option, and (D) shares subject to Substitute Awards.

(d)	Incentive Stock Options. The maximum number of shares of Stock that may be delivered to Participants pursuant to Incentive Stock Options is equal to the number of shares reserved for issuance under subsection 5(b); provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules will apply to the limit on Incentive Stock Options granted under the Plan.

(e)	Substitute Awards. Substitute Awards will not reduce the number of shares of Stock that may be issued under the Plan.

(f)	Form of Settlement. To the extent provided by the Committee, any Award may be settled in cash rather than shares of Stock or vice versa.

(g)	Limits on Outside Director Compensation. Subject to subsection 5(h), the sum of any cash compensation or other compensation and the value of any Awards granted to an Outside Director as compensation for services as an Outside Director during the period beginning on the date of one regular annual meeting of the Company’s stockholders until the date of the next regular annual meeting of the Company’s stockholders may not exceed $350,000. The Committee may make exceptions to this limit for individual Outside Directors in exceptional circumstances, as the Committee may determine in its sole discretion, provided that the Outside Director receiving such additional compensation may not participate in the decision to award such compensation. If the delivery of Stock or cash is deferred until after the Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed earnings or other investment experience during the deferral period will be disregarded in applying the foregoing limitations.

(h)	Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee will adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards as determined in the sole discretion of the Committee. Action by the Committee with respect to the Plan or Awards under this subsection 5(h) may include, in its sole discretion: (i) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described above); (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (1) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and (2) cancellation of the Award in return for a cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

(i)	Special Vesting Rules. Subject to the other terms and conditions of the Plan, and except for Awards granted under the Plan with respect to shares of Stock which do not exceed, in the aggregate, five percent (5%) of the total number of shares of Stock reserved for issuance pursuant to subsection 5(b), or, if provided by the Committee, in the event of termination due to death, Disability, involuntary termination or retirement, the required period of service for any Award in which shares of Stock may be issued upon settlement will be at least one year.

6. Options and SARs.

(a)	Eligibility. The Committee will designate Eligible Persons to whom Options or SARs are to be granted under this Section 6 and will determine the number of shares of Stock subject to each such Option or SAR, the Exercise Price of the Option or SAR, and the other terms and conditions thereof, in any case not inconsistent with the Plan. No dividend or dividend equivalent rights may be granted with respect to an Option or SAR.

(b)	Exercise. An Option or SAR granted under this Section 6 will be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee not inconsistent with the Plan; provided, however, that no Option or SAR will be exercisable after the Expiration Date with respect thereto.

(c)	Payment of Exercise Price. The payment of the Exercise Price of an Option granted under this Section 6 will be subject to the following:

(i)	Subject to the following provisions of this subsection 6(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option will be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in clause 6(c)(ii)(D), payment may be made as soon as practicable after the exercise).

(ii)	Subject to applicable law, the Exercise Price will be payable to the Company in full in (A) cash or its equivalent; (B) by tendering (either by actual delivery or attestation) previously acquired shares of Stock having an aggregate fair market value at the time of exercise equal to the total Exercise Price; (C) by a combination of cash or its equivalent and shares as described in clauses (A) and B); (D) by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; or (E) by any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement; provided, however, that shares of Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.

(d)	Delivery of Shares. As soon as practicable following exercise of an Option or SAR (if payable in shares of Stock), including payment of the Exercise Price if applicable, shares of Stock so purchased or deliverable will be delivered to the person entitled thereto or shares of Stock so purchased or deliverable will otherwise be registered in the name of Participant on the records of the Company’s transfer agent and credited to Participant’s account.

(e)	No Repricing. Except for either adjustments pursuant to subsection 5(h) (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. Except as approved by the Company’s stockholders, in no event will any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock.

(f)	Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan); provided, however, that the Expiration Date with respect to any Option or SAR will not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates, unless the following dates are determined otherwise by the Committee:

(i)	if Participant’s Termination Date occurs by reason of death or Disability, the six (6)-month anniversary of such Termination Date;

(ii)	if Participant’s Termination Date occurs for reasons other than death, Disability, or Cause, the one (1)-month anniversary of the Termination Date; or

(iii)	if Participant’s Termination Date occurs for reasons of Cause, Participant’s Termination Date.

In no event will the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any securities exchange on which the Stock is listed).

(g)	Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to any shares of Stock covered by an Option or SAR until the effective date of the issuance of the shares following exercise of such Option or SAR by Participant.

7. Full Value Awards.

(a)	Generally. A Full Value Award will be granted to a Participant contingent on continuing service, the achievement of performance objectives during a specified period performance, or other restrictions as determined by the Committee or in consideration of a Participant’s previously performed services or surrender or other compensation that may be due. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement.

(b)	Dividends and Dividend Equivalents. A Full Value Award may provide a Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Stock subject to the Award (both for periods before and after the shares of Stock subject to the Award are earned, vested, or acquired), which payments may be either made currently as they are earned or vested or credited to an account for Participant, and may be settled in cash or shares of Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock or Stock equivalents, may be subject to such conditions, restrictions and contingencies as the Committee will establish, including the reinvestment of such credited amounts in Stock equivalents. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Awards that have not been earned or vested.

8. Change in Control.

(a)	Generally. Subject to the provisions of subsection 5(h) (relating to certain adjustments to shares) and unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless otherwise provided by the Committee in the Award Agreement or in an individual severance, employment or other agreement between the Company (or Subsidiary) and a Participant, the provisions of this Section 8 will apply in the event of a Change in Control.

(b)	Performance Awards. Upon a Change in Control, (i) any performance conditions applicable to Full Value Awards outstanding under the Plan as of the date of the Change in Control will be deemed to have been achieved at the higher of (A) the target level of performance for the performance period in effect on the date of the Change in Control or (B) the actual level of performance measured as of the date of the Change in Control, and, in any case, such Awards will thereafter not be subject to any performance conditions, and (ii) subject to the terms and conditions of this Section 8, any service-based conditions applicable to such Awards will continue to apply as if the Change in Control had not occurred. The provisions of this subsection 8(b) will be applied prior to the provisions of subsection 8(c) or (d) as applicable.

(c)	Continuation, Assumption, and/or Replacement of Awards. If, upon a Change in Control, then outstanding Awards under the Plan are continued under the Plan or are assumed by a successor to the Company and/or awards in other shares or securities are substituted for then outstanding Awards under the Plan pursuant to subsection 5(h) or otherwise (which continued, assumed, and/or substituted awards are referred to collectively herein as “Replacement Awards”) then:

(i)	each Participant’s Replacement Awards will continue in accordance with their terms; and

(ii)	with respect to any Participant whose Termination Date has not occurred as of the Change in Control, if the Participant’s Termination Date occurs by reason of a Qualifying Termination on or within twenty four (24) months following the Change in Control, then (A) all of the Participant’s outstanding Replacement Awards that are Full Value Awards will be fully vested upon his or her Termination Date and will be settled or paid within thirty (30) days after the Termination Date or, if required by Code Section 409A, on the date that settlement or payment would have otherwise occurred under the terms of the Award and (B) in the case of any Replacement Awards that are Options or SARs, the Replacement Award will be fully vested and exercisable as of the Termination Date and the exercise period will extend for twenty four (24) months following the Termination Date or, if earlier, the expiration date of the Option or SAR.

Any Replacement Award that is substituted for an Award under the Plan will be an award of the same type and of substantially equivalent value as the Award for which the Replacement Award is substituted.

(d)	Termination/Acceleration. If, upon a Change in Control, the provisions of subsection 8(c) do not apply, all then outstanding Awards will become fully vested immediately prior to the Change in Control and will be cancelled in exchange for a cash payment or other consideration generally provided to stockholders in the Change in Control equal to the then current value of the Award, determined as though the Award was fully vested and exercisable (as applicable) and any restrictions applicable to such Award had lapsed immediately prior to the Change in Control; provided, however, that in the case of an Option or SAR, the amount of such payment may be equal to the excess of the aggregate per share consideration to be paid with respect to the cancellation of the Option or SAR over the aggregate Exercise Price of the Option or SAR (but not less than zero). For the avoidance of doubt, in the case of any Option or SAR with an Exercise Price that is greater than the per share consideration to be paid with respect to the cancellation of the Option or SAR pursuant to this subsection 8(d), the consideration to be paid with respect to cancellation of the Option or SAR may be zero. Any payment or settlement pursuant to this subsection 8(d) will be made within thirty (30) days after the Change in Control or, if required by Code Section 409A, on the date that payment or settlement would have otherwise occurred under the terms of the Award.

9. Miscellaneous.

(a)	Term. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be made under the Plan after the tenth (10th) anniversary of the Effective Date and any Awards granted prior to the Effective Date will not be effective until the Effective Date. Any Awards made under the Prior Plans will continue to be subject to the terms of the Prior Plans. No awards will be granted under the Prior Plans after the Effective Date.

(b)	General Restrictions. Delivery of shares of Stock or other amounts under the Plan will be subject to the following:

(i)	Notwithstanding any other provision of the Plan, the Company will have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

(ii)	In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(iii)	To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

(c)	Tax Withholding. All payments and distributions under the Plan will be subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by Participant; (ii) through the surrender of shares of Stock which Participant already owns; or (iii) through the surrender of shares of Stock to which Participant is otherwise entitled under the Plan (including by means of net withholding); provided, however, that (A) the amount withheld in the form of shares of Stock under this subsection 9(c) may not exceed the minimum statutory withholding obligation (based on the minimum statutory withholding rates for Federal and state purposes, including, without limitation, payroll taxes) unless otherwise elected by Participant; (B) in no event will Participant be permitted to elect less than the minimum statutory withholding obligation; and (C) in no event will Participant be permitted to elect to have an amount withheld in the form of shares of Stock pursuant to this subsection 9(c) that exceeds the maximum individual tax rate for the employee in applicable jurisdictions.

(d)	Grant and Use of Awards. Subject to the terms and conditions of the Plan, in the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or an Affiliate (including a plan or arrangement of a business or entity, all or a portion shares of common stock of which is acquired by the Company or an Affiliate). The Committee may use available shares of Stock hereunder as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, including the plans and arrangements of the Company or an Affiliate assumed in business combinations.

(e)	Restrictions on Shares and Awards. The Committee, in its discretion, may impose such restrictions on shares of Stock or cash acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Full Value Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares or cash and forfeiture restrictions based on service, performance, Stock ownership by Participant, conformity with the Company’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any awards under the Plan and any shares of Stock or cash issued pursuant to the Plan will be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.

(f)	Settlement and Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee will determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee will determine. The Committee may permit or require the deferral of any Award payment (other than an Option or SAR and then only to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Affiliate will be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Affiliate by Participant. Any disputes relating to liability of an Affiliate for cash payments will be resolved by the Committee.

(g)	Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by Participant by will or by the laws of descent and distribution.

(h)	Form and Time of Elections; Notices. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, will be in writing filed with the Committee at such times, in such form and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee will require. Any notice or document required to be filed with the Committee or the Participant under the Plan will be properly filed if delivered in person, (including by e-mail notification with receipt requested), mailed by registered mail, postage prepaid, or sent by nationally recognized courier service to the Participant at the Participant’s most current address on file with the Company and, if to the Board or Committee, in care of the Company at its principal executive offices to the attention of the Company’s Chief Legal Officer or Chief Human Resources Officer. The Company may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

(i)	Action by Company or Affiliate. Any action required or permitted to be taken by the Company or any Affiliate will be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by a duly authorized officer of such company.

(j)	Gender and Number. Where the context admits, words in any gender will include any other gender (or no gender), words in the singular will include the plural and the plural will include the singular.

(k)	Limitation of Implied Rights.

(i)	Neither a Participant nor any other person will, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant will have only a contractual right to the shares of Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan will constitute a guarantee that the assets of the Company or any Affiliate will be sufficient to pay any benefits to any person.

(ii)	The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating individual the right to be retained in the employ or continued service of the Company or any Affiliate, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan will confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Stock are registered in his name.

(l)	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

(m)	Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, will be governed by the law of the State of Nevada and construed accordingly.

(n)	Severability. If for any reason any provision or provisions of the Plan are determined invalid or unenforceable, the validity and effect of the other provisions of the Plan will not be affected thereby.

(o)	Foreign Individuals. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or an Affiliate operates or has employees. The foregoing provisions of this subsection 9(o) will not be applied to increase the share limitations of Section 5 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s shareholders.

(p)	Code Section 409A. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A. Notwithstanding the foregoing, the Company does not guarantee that the Plan or Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to the Plan or any Award to cause such compliance. Neither the Company, its Affiliates, nor their respective directors, officers, employees or advisers will be liable to any Participant (or any other individual claiming a benefit through Participant) for any tax, interest, or penalties Participant may owe as a result of participation in the Plan, and the Company and its Affiliates will have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Code Section 409A.

10. Amendment, Modification, Suspension or Discontinuance of the Plan. The Board may, suspend, amend, or terminate the Plan, and the Board or Committee may amend any Award; provided, however, that, except for amendments to conform the Plan or an Award to the requirements of Code Section 409A, no amendment or termination of the Plan or amendment of any Award may, in the absence of written consent to the change by the affected Participant (or, if Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or Committee, as applicable). Notwithstanding the foregoing, (a) adjustments pursuant to subsection 5(h) will not be subject to the foregoing limitations of this Section 10, (b) except that without the approval of the stockholders of the Company, no such amendment of the Plan will (i) increase the number of shares subject to the Plan (including with respect to Incentive Stock Options); (ii) be made to subsection 6(e) (relating to Option and SAR repricing); (iii) change the class of persons who are Eligible Persons; or (iv) effect any other change to the Plan if approval of the Company’s stockholders is required by law or the rules of any stock exchange on which the Stock is listed.